Exhibit 4.27
Private & Confidential

Dated  17 February 2011

SUPPLEMENTAL AGREEMENT
relating to
a Loan of up to (originally) US$248,400,000
to
AEGEAN MARINE PETROLEUM NETWORK INC.
and
AEGEAN MARINE PETROLEUM S.A.
provided by
THE ROYAL BANK OF SCOTLAND PLC

Contents
Clause		Page

1	Definitions	1

2	Agreement of Bank	2

3	Amendments to Principal Agreement	2

4	Representations and warranties	6

5	Conditions	7

6	Relevant Parties' confirmations	7

7	Expenses	8

8	Miscellaneous and notices	8

9	Applicable law	9

Schedule 1 Documents and evidence required as conditions precedent		10

Schedule 2 Form of Compliance Certificate		12

THIS SUPPLEMENTAL AGREEMENT is dated 17 February 2011 and made BETWEEN:
(1)	AEGEAN MARINE PETROLEUM NETWORK INC., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "AMPNI Borrower");
(2)	AEGEAN MARINE PETROLEUM S.A., a corporation incorporated in the Republic of Liberia with its registered office at 80 Broad Street, Monrovia, Republic of Liberia (the "AMPSA Borrower" and together with the AMPNI Borrower, the "Borrowers");
(3)	THE ROYAL BANK OF SCOTLAND PLC, whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting through its office at 45 Akti Miaouli, 185 36 Piraeus, Greece (the "Bank");
(4)	AMORGOS MARITIME INC. and SYROS1 MARITIME INC., each a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, MYKONOS I MARITIME LIMITED (formerly known as MYKONOS I MARITIME INC. and having redomiciled from the Republic of the Marshall Islands), a company incorporated under the laws of the Republic of Cyprus with registration number HE 277602 and having its registered office at 36 Byron Avenue, Nicosia Tower Centre, P.C.1506 Nicosia, Cyprus and KIMOLOS SHIPPING (PTE.) LTD. and MILOS SHIPPING (PTE.) LTD., each a company incorporated in Singapore with its registered office at 4 Shenton Way, SGX Centre II #04-03, Singapore 068807, Singapore (together, the "Owners"); and
(5)	AEGEAN BUNKERING SERVICES INC., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 in its capacity as corporate guarantor (the "Corporate Guarantor") and in its capacity as manager (the "Manager").
WHEREAS:
(A)	this Agreement is supplemental to a facility agreement dated 19 December 2006, as amended by a termination letter dated 21 December 2007 and several supplemental letters (together, the "Principal Agreement") made between the Borrowers and the Bank, relating to (originally) a term loan, overdraft and guarantee facility of up to (originally) $248,400,000 made available for the purposes stated therein (of which the principal amount outstanding on the date of this Agreement is $25,280,000); and
(B)	this Agreement now sets out the terms and conditions upon which the Bank shall, at the request of the Borrowers, provide its consent to (inter alla) certain amendments to the Principal Agreement as set out in clause 3.
NOW IT IS HEREBY AGREED as follows:
1	Definitions
1.1	Defined expressions
Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.
1.2	Definitions
In this Agreement, unless the context otherwise requires:
"Effective Date" means the date, being no later than 28 February 2011, on which the Bank notifies the Borrowers in writing that the Bank has received the documents and evidence specified in clause 5 and schedule 1 in a form and substance satisfactory to it;

"Facility Agreement" means the Principal Agreement as amended by this Agreement;
"Relevant Documents" means, together, this Agreement and the Syros Mortgage Addendum;
"Relevant Parties" means the Borrowers, the Manager, the Corporate Guarantor and the Owners or, where the context so requires or permits, means any or all of them; and
"Syros Mortgage Addendum" means the addendum executed or (as the context may require) to be executed between the Syros Owner and the Bank in such form as the Bank may require.
1.3	Principal Agreement
References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.
1.4	Headings
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.
1.5	Construction of certain terms
Clause 1.4 of the Principal Agreement shall apply to this Agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.
2	Agreement of Bank
The Bank, relying upon the representations and warranties made by each of the Relevant Parties in clause 4, agree with the Borrowers that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 28 February 2011 of the conditions contained in clause 5 and schedule 1, the Bank, following the Borrowers' relevant request, agrees to the amendment of the Principal Agreement on the terms set out in clause 3.
3	Amendments to Principal Agreement
3.1	Amendments
The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the following provisions (and the Principal Agreement (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):
3.1.1	by inserting the following new definition of "Compliance Certificate" in clause 1.2 of the Principal Agreement:
""Compliance Certificate" means a certificate in the form set out in schedule 2 of the Supplemental Agreement;";

3.1.2	by deleting the existing definition of "Consolidated Liquid Funds" in clause 1.2 of the Principal Agreement and by inserting in its place the following new definition of "Consolidated Liquid Funds":
""Consolidated Liquid Funds" means, as of the last day of an Accounting Period or at any other relevant time:
(a)	cash of any member of the Group which is:
(i)	standing to the credit of operating accounts held with any bank; or
(ii)	standing to the credit of any account other than operating accounts, held with any bank but which is free from any Encumbrances (other than Encumbrances created under the Security Documents);
(b)	the undrawn amount of any committed overdraft or revolving facilities available to any member of the Group; and
(c)	any instrument, investment or security of any member of the Group approved by the Bank in its sole discretion which is free from Encumbrances, in each case, as stated in the then most recent Accounting Information relevant to such Accounting Period and/or as calculated by the Bank in its sole discretion by reference to any other information available to the Bank at the relevant time of calculation;";
3.1.3	by inserting in alphabetical order the following new definitions in clause 1.2 of the Principal Agreement:
""EBIT" means, in respect of an Accounting Period, the consolidated net pre-taxation profits of the Group as stated in the then most recent Accounting Information relevant to such Accounting Period and all as adjusted by:
(a)	adding back Interest Expense; and
(b)	taking no account of any exceptional or extraordinary item;
"Interest Cover Ratio" means, in respect of an Accounting Period, the ratio of (a) EBIT to (b) Interest Expense, as stated in the then most recent Accounting Information relevant to such Accounting Period;
"Interest Expense" means, in respect of an Accounting Period, all interest and other financing charges incurred or paid by the Group, as stated in the then most recent Accounting Information relevant to such Accounting Period;
"Mortgage Addendum" means, in relation to each Ship, any addendum executed or (as the context may require) to be executed between the relevant Borrower and the Bank under the Supplemental Agreement (or any subsequent supplemental agreement to this Agreement) in such form as the Bank may require and being supplemental to the relevant Mortgage and "Mortgage Addenda" means any or all of them; and
"Supplemental Agreement" means the agreement dated 17 February 2011 supplemental to this Agreement made between (inter alios) the Borrowers and the Bank;";
3.1.4	by inserting the words ", the Supplemental Agreement" after the words "this Agreement" in the definition of "Security Documents" in clause 1.2 of the Principal Agreement;
3.1.5	by inserting the words ",any Mortgage Addenda" after the words "the Mortgages" in the definition of "Security Documents" in the clause 1.2 of the Principal Agreement;

3.1.6	by adding the following new clauses 1.4.7 and 1.4.8 after clause 1.4.6 of the Principal Agreement, and by re-numbering the subsequent clauses accordingly:
"1.4.7	"control" means, in relation to a body corporate:
(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise, directly or indirectly) to:
(i)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of such body corporate; or
(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of such body corporate: or
(iii)	give directions with respect to the operating and financial policies of such body corporate with which the directors or other equivalent officers of such body corporate are obliged to comply; or
(b)	the holding beneficially of more than 50 per cent of the issued share capital of such body corporate (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);
1.4.8	two or more persons are "acting in concert" if, pursuant to an agreement or understanding (whether formal or informal), they actively co-operate, through the acquisition (directly or indirectly) of shares in the AMPNI Borrower by any of them, either directly or indirectly to obtain or consolidate control of the AMPNI Borrower;";
3.1.7	by inserting the words "and any Mortgage Addenda" after words "other than the Mortgages" and after the words "each Mortgage" in clause 7.1.7 of the Principal Agreement;
3.1.8	by deleting clause 7.1.10 of the Principal Agreement in its entirety, and by substituting the "; and" at the end of clause 7.1.9 with a ".";
3.1.9	by inserting the following new clause 7.2.19 of the Principal Agreement immediately after clause
7.2.18, and by substituting the "." at the end of clause 7.2.18 with "; and":
"7.2.19 Shareholdings
(a)	each of the AMPSA Borrower, each Owner and the Corporate Guarantor are wholly-owned direct or indirect Subsidiaries of the AMPNI Borrower; and
(b)	no less than 15% of the total issued voting share capital of the AMPNI Borrower is ultimately beneficially owned by Mr Dimitrios Melisanidis; and
(c)	no person, or persons acting in concert (other than Mr Dimitrios Melisanidis) are the ultimate beneficial owners of more than 50% (or of any other percentage higher than that owned by Mr Dimitrios Melisanidis), of the total issued voting share capital of the AMPNI Borrower or have the control of the AMPNI Borrower or of its board of directors;";
3.1.10	by inserting the words "each accompanied by a Compliance Certificate duly executed by the AMPNI Borrower and by the Chief Financial Officer of the AMPNI Borrower" after the words "as the annual financial statements," in clause 8.1.5 of the Principal Agreement;
3.1.11	by deleting clause 8.3.14 of the Principal Agreement in its entirety, by adding "or" at the end of clause 8.3.12 and by substituting "; or" at the end of clause 8.3.13 with a ".";

3.1.12	by deleting the existing paragraph (a) of clause 8.3.11 of the Principal Agreement and by inserting in its place the following new paragraph (a):
"(a)	distribute any of its present or future assets, undertaking, rights or revenues to any of its shareholders; or";
3.1.13	by deleting the existing clause 8.6.1 of the Principal Agreement and by inserting in its place the following new clause 8.6.1:
"8.6.1	The Borrowers jointly and severally undertake with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment remains available, they will ensure that:
(a)	Consolidated Book Net Worth
the Consolidated Book Net Worth shall not be less than One hundred and seventy five million Dollars ($175,000,000) at the end of any Accounting Period;
(b)	Consolidated Leverage Ratio the Consolidated Leverage Ratio shall not be higher than 0.65:1.0 at the end of any Accounting Period;
(c)	Liquidity the AMPNI Borrower maintains on a consolidated basis:
(i)	Consolidated Liquid Funds of no less than $30,000,000 at the end of each calendar month and at the end of each Accounting Period; and
(ii)	Consolidated Liquid Funds of no less than $15,000,000 on an average daily basis; and
(d)	Interest Cover Ratio the Interest Cover Ratio shall be higher than 1.3:1.0 at the end of each Accounting Period.";
3.1.14	by inserting the words "and accompanying Compliance Certificate" after the words "Accounting Information" in clause 8.6.2 of the Principal Agreement;
3.1.15	by inserting the words "and tested" after the words "shall be determined" in the second line of clause 8.6.3 of the Principal Agreement, by deleting the word "has" in paragraph (a) of clause 8.6.3 of the Principal Agreement and by inserting in its place the words "and Compliance Certificate have"; and
3.1.16	by deleting clause 10.1.27 of the Principal Agreement in its entirety and by inserting the following new clause 10.1.27 in its place:
"10.1.27 Shareholdings
(a)	there is any change in the legal and/or ultimate beneficial ownership of any of the shares in the AMPNI Borrower from that existing on the date of this Agreement, which results in Mr Dimitrios Melisanidis being the ultimate beneficial owner of less than 15% of the total issued voting share capital of the AMPNI Borrower at any time; or
(b)	any person, or persons acting in concert (other than Mr Dimitrios Melisanidis) become at any time the ultimate beneficial owners of more than 50% (or of a percentage higher than that then owned by Mr Dimitrios Melisanidis) of the total issued voting share capital of the AMPNI Borrower or obtain, have or exercise the control of the AMPNI Borrower or of its board of directors at any time; or
(c)	Mr Dimitrios Melisanidis does not have or exercise the control of the AMPNI Borrower at any time; or
(d)	there is any change in the legal and/or beneficial ownership of any of the shares in the AMPSA Borrower or any Owner or the Corporate Guarantor which results in any such Security Party ceasing to be a wholly-owned direct or indirect Subsidiary of the AMPNI Borrower; or".
3.2	Continued force and effect
Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.
4	Representations and warranties
4.1	Primary representations and warranties
Each of the Relevant Parties represents and warrants to the Bank that:
4.1.1	Existing representations and warranties
the representations and warranties set out in clause 7 of the Principal Agreement were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;
4.1.2	Corporate power
each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;
4.1.3	Binding obligations
the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;
4.1.4	No conflict with other obligations
the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;
4.1.5	No filings required
save for the registration of the Syros Mortgage Addendum with the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;
4.1.6	Choice of law
the choice of English law to govern the Relevant Documents (other than the Syros Mortgage Addendum) and the choice of Liberian law to govern the Syros Mortgage Addendum and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts are valid and binding; and
4.1.7	Consents obtained
every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.
4.2	Repetition of representations and warranties
Each of the representations and warranties contained in clause 4.1 of this Agreement and clause 7 of the form of the amended Facility Agreement shall be deemed to be repeated by the Borrowers on the Effective Date as if made with reference to the facts and circumstances existing on such day.
5	Conditions
5.1	Documents and evidence
The agreement of the Bank referred to in clause 2 shall be subject to the receipt by the Bank or its duly authorised representative of the documents and evidence specified in schedule 1 in form and substance satisfactory to the Bank.
5.2	General conditions precedent
The agreement of the Bank referred to in clause 2 shall be further subject to:
5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and
5.2.2	no Default having occurred and continuing at the time of the Effective Date.
5.3	Waiver of conditions precedent
The conditions specified in this clause 5 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part with or without conditions.
6	Relevant Parties' confirmations
Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement contained in this Agreement and agrees that:
6.1	each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement by this Agreement;

6.2	its obligations under the relevant Security Documents to which it is a party include any and all amounts owing by the Borrowers under the Principal Agreement as amended by this Agreement; and
6.3	with effect from the Effective Date, references to "the Agreement" or the "the Facility Agreement" in any of the Security Documents to which it is a party shall henceforth be references to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended.
7	Expenses
7.1	Expenses
The Borrowers jointly and severally agree to pay to the Bank on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Bank:
7.1.1	in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the other Relevant Documents;
7.1.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate referred to in clause 3.1 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).
7.2	Value Added Tax
All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.
7.3	Stamp and other duties
The Borrowers jointly and severally agree to pay to the Bank on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.
8	Miscellaneous and notices
8.1	Notices
The provisions of clause 16.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein.
8.2	Counterparts
This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.
8.3	Borrowers' obligations
Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by this

Agreement notwithstanding that the other Borrower which was intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the other Borrower whether or not the deficiency is known to the Bank. The Bank shall be at liberty to release any of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with any of the Borrowers without prejudicing or affecting the rights and remedies of the Bank against the other Borrower.
9	Applicable law
9.1	Law
This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.
9.2	Submission to jurisdiction
Each of the Relevant Parties agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
 Documents and evidence required as conditions precedent
(referred to in clause 5.1)
1	Corporate authorisation
In relation to each of the Relevant Parties:
(a)	Constitutional documents
copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;
(b)	Resolutions
copies of resolutions of each of its board of directors and its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of the Relevant Parties:
(1)	being true and correct;
(2)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders of such Relevant Party each duly convened and held;
(3)	not having been amended, modified or revoked; and
(4)	being in full force and effect
together with originals or certified copies of any powers of attorney issued by any party pursuant to such resolutions; and
(c)	Certificate of incumbency
a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;
2	Consents
a certificate (dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Bank) in connection with, the execution, delivery and performance of the Relevant Documents to which they are or will be a party;
3	Syros Mortgage Addendum Registration
evidence that the Syros Mortgage Addendum has been registered through the relevant Registry;

4	Registrations
such registrations of any of the Relevant Documents as the Bank may require;
5	Legal opinions
an opinion of Reeder & Simpson PPC, special legal advisers on matters of Marshall Islands law and Liberian law to the Bank; and
6	Process agent
an original or certified true copy of a letter from each of the Relevant Parties' agent for receipt of service of proceedings accepting its appointment under this Agreement or any other Relevant Document as each of the Relevant Parties' process agent.

Schedule 2
Form of Compliance Certificate
To:	THE ROYAL BANK OF SCOTLAND plc

From:	AEGEAN MARINE PETROLEUM NETWORK INC.

Dated: [•]

Facility Agreement dated 19 December 2006 re. Term Loan, Overdraft and Guarantee Facility of (originally) US$248,400,000 for Aegean Marine Petroleum Network Inc. and Aegean Marine Petroleum S.A.
Terms defined in the Facility Agreement shall have the same meaning when used herein.
We refer to clause 8.6.1 of the Facility Agreement and hereby certify that, as at [insert date of accounts] and on the date hereof:
1	Financial undertakings
(a)	Consolidated Book Net Worth shall not be less than $175,000,000 at the end of any Accounting Period: -
As at [insert date of accounts] Consolidated Book Net Worth is $[•] and is calculated as follows:
➢	[•]
➢	[•].
(b)	Consolidated Leverage Ratio shall not be higher than 0.65:1.0 at the end of any Accounting Period: -
➢	As at [insert date of accounts], Consolidated Leverage Ratio is [.] and is calculated as the ratio of:
➢	Consolidated Debt are $[•]
➢	Consolidated Total Assets are $[•].
(c)	Consolidated Liquid Funds of no less than $30,000,000 at the end of each calendar month and at the end of each Accounting Period: -
As at [insert date of accounts], the Consolidated Liquid Funds are $[•] and are calculated as follows:
➢	cash held with the Bank of $[•];
➢	cash held with [•] of $[•];
➢	cash held with [•] of $[•];
➢	cash held with [•] of $[•];
➢	the undrawn amount of any committed overdraft facilities available to any member of the Group of $[•]; and
➢	other, such as [•] of $[•].

(d)	Interest Cover Ratio shall be higher than 1.3:10 at the end of each Accounting Period:-
As at [insert date of accounts] Interest Cover Ratio is [•] and is calculated as follows:
➢	EBIT is $[•]
➢	Interest Expense is $[•].
[and we hereby confirm that the above comply with the provisions of clause 8.6.1 of the Facility Agreement.]
2	Default
[No Default has occurred and is continuing]
or
[The following Default has occurred and is continuing: [provide details of Default]. [The following steps are being taken to remedy it: [provide details of steps being taken to remedy Default]].
Signed:
[Director[s]/Officer[s]] [or any other duly authorised representatives [as appropriate]]
For and on behalf of the Borrower:
AEGEAN MARINE PETROLEUM NETWORK INC.

[I hereby confirm and certify that the above statements are correct and complete.

Signed:
Chief Financial Officer
AEGEAN MARINE PETROLEUM NETWORK INC.]

EXECUTED as a DEED		)
by G. Robolakis
for and on behalf of		)	/s/ G. Robolakis
AEGEAN MARINE PETROLEUM NETWORK INC.		)	Attorney-in-fact
as Borrower		)
in the presence of:		)

/s/ Anthi Kekatou
Witness
Name:	Anthi Kekatou
Solicitor
Address:	Norton Rose LLP
Occupation:

EXECUTED as a DEED		)
by Y. Koumbiadou		)
for and on behalf of		)	/s/ Y. Koumbiadou
AEGEAN MARINE PETROLEUM S.A.		)	Attorney-in-fact
as Borrower		)
in the presence of:		)

/s/ Anthi Kekatou
Witness
Name:	Anthi Kekatou
Solicitor
Address:	Norton Rose LLP
Occupation:

EXECUTED as a DEED		)
by Y. Koumbiadou		)
for and on behalf of		)	/s/ Y. Koumbiadou
AMORGOS MARITIME		)	Attorney-in-fact
as Owner		)
in the presence of:		)

/s/ Anthi Kekatou
Witness
Name:	Anthi Kekatou
Solicitor
Address:	Norton Rose LLP
Occupation:

EXECUTED as a DEED		)
by Y. Koumbiadou		)
for and on behalf of		)	/s/ Y. Koumbiadou
KIMOLOS MARITIME INC.		)	Attorney-in-fact
as Owner		)
in the presence of:		)

/s/ Anthi Kekatou
Witness
Name:	Anthi Kekatou
Solicitor
Address:	Norton Rose LLP
Occupation:

EXECUTED as a DEED		)
by Y. Koumbiadou		)
for and on behalf of		)	/s/ Y. Koumbiadou
MILOS MARITIME INC.		)	Attorney-in-fact
as Owner		)
in the presence of:		)

/s/ Anthi Kekatou
Witness
Name:	Anthi Kekatou
Solicitor
Address:	Norton Rose LLP
Occupation:

EXECUTED as a DEED		)
by Y. Koutsoukos
for and on behalf of		)	/s/ Y. Koutsoukos
MYKONOS MARITIME LIMITED		)	Attorney-in-fact
as Owner		)
in the presence of:		)

/s/ Anthi Kekatou
Witness
Name:	Anthi Kekatou
Solicitor
Address:	Norton Rose LLP

EXECUTED as a DEED		)
by Y. Koumbiadou		)
for and on behalf of		)	/s/ Y. Koumbiadou
SYROS MARITIME INC.		)	Attorney-in-fact
as Owner		)
in the presence of:		)

/s/ Anthi Kekatou
Witness
Name:	Anthi Kekatou
Solicitor
Address:	Norton Rose LLP
Occupation:

EXECUTED as a DEED		)
by Y. Koumbiadou
for and on behalf of		)	/s/ Y. Koumbiadou
AEGEAN BUNKERING SERVICES INC.		)	Attorney-in-fact
as Corporate Guarantor and Manager		)
in the presence of:		)

/s/ Anthi Kekatou
Witness
Name:	Anthi Kekatou
Solicitor
Address:	Norton Rose LLP
Occupation:

EXECUTED as a DEED		)
by E. Damianidou
for and on behalf of		)	/s/ E. Damianidou
THE ROYAL BANK OF SCOTLAND PLC		)	Attorney-in-fact
as Bank		)
in the presence of:		)

/s/ Anthi Kekatou
Witness
Name:	Anthi Kekatou
Solicitor
Address:	Norton Rose LLP
Occupation: